Exhibit 99.1

LOUD TECHNOLOGIES ANNOUNCES THE SALE OF ITS ITALIAN-BASED OPERATIONS AND
THE FORMATON OF A NEW “COMMERCIAL SYSTEMS” GROUP UNDER THE EAW BRAND

December 15, 2003 - Woodinville, Wash. - LOUD Technologies Inc. (OTCBB: LTEC) (the “Company”) today announced the divestiture, as of December 10, 2003, of Mackie Designs (Italy) S.p.A., formerly Radio Cine Forniture (RCF) S.p.A.  The divestiture occurred by means of the sale of all shares of Mackie Italy by Mackie Designs (Netherlands) B.V. The divestiture, which included the sale of the former RCF factory and administrative office in Reggio Emilia, the RCF brand name, and all Italian-based assets, also results in the immediate removal of over $23 million (USD) in related bank debt from LOUD’s books.

“This is the next step in the modernization and streamlining of our worldwide manufacturing and product development resources,” commented LOUD’s CEO Jamie Engen. “In the last year, we’ve established a network of worldwide manufacturing resources and have added significantly to our product development and engineering teams for both the Mackie and EAW brands. This sale will allow us to better leverage these resources, unencumbered, to bring the most innovative products to market in a timely manner.”

LOUD will continue selling products to the Italian market through an independent distributor and is planning to address the worldwide commercial sound market with a new line of products under the well-established EAW brand. Ken Berger, Sr. Vice President of Marketing and Product Development at LOUD Technologies commented, “Over the last year, we’ve been focused on developing a coherent brand strategy for all of our products and markets. The strength of EAW in the engineered systems market makes it the natural brand under which to consolidate all of our commercial audio products.”

The first products from the new EAW commercial systems group will be unveiled in early 2004. During the transition to EAW Commercial, LOUD will continue to provide its worldwide network of dealers, distributors and system designers with key commercial audio products.

With this change there are now five brands in the LOUD Technologies portfolio: Mackie, the primary music industry retail brand; TAPCO by Mackie, the entry-level retail brand; EAW, high-end sound reinforcement, professional touring, and commercial audio; SIA Software, sound system measurement software; and Acuma Labs, embedded software solutions for professional audio.

About LOUD Technologies Inc.

LOUD Technologies Inc. develops professional audio products under the brands Mackie, EAW, SIA Software and Acuma Labs. Products from LOUD Technologies’ brands can be found in professional and project recording studios, video and broadcast suites, post production facilities, sound reinforcement applications including churches and nightclubs, retail locations and on major musical tours.

Mackie, EAW, SIA Software and Acuma Labs are registered trademarks of LOUD Technologies Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

For more information please contact: LOUD Technologies Inc. • 16220 Wood-Red Road N.E. • Woodinville, WA 98072 • Phone: (425) 892-6500 • Fax: (425) 487-4337 • Internet: www.loudtechinc.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:

changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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